Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FOURTH QUARTER
NET INCOME OF $409.9 MILLION, EARNINGS PER COMMON SHARE OF $1.80,
RETURN ON AVERAGE COMMON EQUITY OF 17.0%

RECORD FULL YEAR NET INCOME OF $1.56 BILLION, EARNINGS PER SHARE OF $6.64
FULL YEAR RETURN ON AVERAGE COMMON EQUITY OF 16.2%
FULL YEAR REVENUE GROWTH OF 11%
CHICAGO, JANUARY 23, 2019 — Northern Trust Corporation today reported fourth quarter net income per diluted common share of $1.80, compared to $1.51 in the fourth quarter of 2017 and $1.58 in the third quarter of 2018. Net income was $409.9 million, compared to $356.6 million in the prior-year quarter and $374.5 million in the prior quarter. Return on average common equity was 17.0%.
“Northern Trust’s performance in the fourth quarter 2018 produced revenue growth of 6% and earnings per share growth of 19% compared to the prior year,” said Michael O’Grady, Chairman and Chief Executive Officer. “For the full year 2018, the Company generated revenue growth of 11%, earnings per share growth of 35% and a return on average common equity of 16.2%. Our full year results also produced positive fee and total operating leverage, and solid improvements in profitability and returns.”
O’Grady added, “We announced yesterday that we are increasing our quarterly dividend to $0.60 per share, representing an increase of 9% from the prior quarter and 43% compared to one year ago. During 2018, we returned a record $1.4 billion to common shareholders through dividends and the repurchase of 9.0 million shares. As we enter 2019, we remain focused on providing our clients with exceptional service, improving our productivity, and investing in future growth.”

FOURTH QUARTER 2018 RESULTS

Current-quarter and comparative results were affected by the impairment of a community development equity investment previously held at cost in the prior quarter, severance-related and restructuring charges, a special one-time employee cash bonus in the prior-year quarter, and tax-related items as follows:

($ In Millions)	Q4 2018	Q3 2018	Q4 2017
Total Revenue
Community Development Investment Impairment	$—	$(8.1)	$—

Noninterest Expense
Severance-Related and Restructuring Charges	$(5.7)	$(2.7)	$(17.6)
Special One-Time Employee Cash Bonus	—	—	(12.9)
Noninterest Expense	$(5.7)	$(2.7)	$(30.5)

Provision for Income Taxes
Federal Taxes on Mandatory Deemed Repatriation	$16.8	$—	$(150.0)
Impact Related to Federal Deferred Taxes	1.0	5.5	210.0
Carryback of Foreign Income Tax Credits and Other Adjustments	12.2	—	(6.9)
Benefit for Income Taxes	$30.0	$5.5	$53.1
SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q4 2018	Q3 2018	Q4 2017	Q3 2018	Q4 2017
Trust, Investment and Other Service Fees	$933.9	$939.2	$910.0	(1)%	3%
Other Noninterest Income	152.7	126.9	134.5	20	14
Net Interest Income (FTE*)	430.1	418.5	396.0	3	9
Total Revenue (FTE*)	1,516.7	1,484.6	1,440.5	2	5

Noninterest Expense	1,021.9	1,002.3	1,001.9	2	2
Provision for Credit Losses	(4.0)	(9.0)	(13.0)	(56)	(69)
Provision for Income Taxes	76.0	106.5	79.0	(28)	(4)
FTE Adjustment*	12.9	10.3	16.0	25	(19)
Net Income	$409.9	$374.5	$356.6	9%	15%

Earnings Allocated to Common and Potential Common Shares	398.2	353.1	345.2	13	15

Diluted Earnings per Common Share	$1.80	$1.58	$1.51	14%	19%
Return on Average Common Equity	17.0%	15.1%	15.1%
Return on Average Assets	1.34%	1.22%	1.16%
Average Assets	$121,314.2	$122,155.6	$122,312.0	(1)%	(1)%

(*)
Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

FOURTH QUARTER 2018 RESULTS (continued)

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	December 31, 2018*	September 30, 2018	December 31, 2017	September 30, 2018	December 31, 2017
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$9,490.5	$10,153.9	$10,066.8	(7)%	(6)%
Wealth Management	634.8	675.9	655.8	(6)	(3)
Total Assets Under Custody/Administration	$10,125.3	$10,829.8	$10,722.6	(7)%	(6)%
Assets Under Custody
Corporate & Institutional Services	$6,971.0	$7,523.1	$7,439.1	(7)%	(6)%
Wealth Management	622.9	665.8	645.5	(6)	(4)
Total Assets Under Custody	$7,593.9	$8,188.9	$8,084.6	(7)%	(6)%
Assets Under Management
Corporate & Institutional Services	$790.8	$876.0	$871.2	(10)%	(9)%
Wealth Management	278.6	295.5	289.8	(6)	(4)
Total Assets Under Management	$1,069.4	$1,171.5	$1,161.0	(9)%	(8)%

(*)	Client assets for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

FOURTH QUARTER 2018 RESULTS (continued)

TRUST, INVESTMENT AND OTHER SERVICING FEES

				% Change vs.
($ In Millions)	Q4 2018	Q3 2018	Q4 2017	Q3 2018	Q4 2017
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$375.8	$374.7	$369.0	—%	2%
Investment Management	105.3	108.7	106.4	(3)	(1)
Securities Lending	21.7	24.1	25.2	(10)	(14)
Other	32.8	33.5	32.8	(2)	—
Total C&IS	$535.6	$541.0	$533.4	(1)%	—%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$151.0	$152.2	$149.6	(1)%	1%
East	103.1	102.7	92.5	—	11
West	80.3	80.7	75.0	—	7
Global Family Office	63.9	62.6	59.5	2	7
Total Wealth Management	$398.3	$398.2	$376.6	—%	6%

Total Consolidated Trust, Investment and Other Servicing Fees	$933.9	$939.2	$910.0	(1)%	3%
Q4 2018 vs. Q3 2018
C&IS trust, investment and other servicing fees decreased 1% compared to the prior quarter.

▪
C&IS custody and fund administration fees were relatively unchanged primarily due to new business, partially offset by the unfavorable impact of movements in foreign exchange rates and unfavorable markets.

▪	C&IS investment management fees decreased primarily due to outflows.

▪	C&IS securities lending fees decreased reflecting lower loan volumes and spreads.
Wealth Management trust, investment and other servicing fees were relatively unchanged from the prior quarter, primarily due to new business, offset by unfavorable markets.
Q4 2018 vs. Q4 2017
C&IS trust, investment and other servicing fees were relatively unchanged compared to the prior-year quarter.

▪	C&IS custody and fund administration fees increased primarily due to new business, partially offset by the unfavorable impact of movements in foreign exchange rates and unfavorable markets.

▪
C&IS investment management fees decreased due to outflows, partially offset by an increase related to favorable markets and a change to gross revenue presentation for certain clients. There is a corresponding increase to third-party advisor costs in outside services as a result of the change to gross revenue presentation for these clients.

▪	C&IS securities lending fees decreased reflecting lower loan volumes and spreads.

FOURTH QUARTER 2018 RESULTS (continued)

Wealth Management trust, investment and other servicing fees increased 6% compared to the prior-year quarter.

▪
The increase in Wealth Management fees across all regions was primarily attributable to new business, a change in presentation of certain fees resulting from the adoption of the new revenue recognition standard, and favorable markets.

▪	The increase in Global Family Office fees was primarily attributable to new business and favorable markets.
OTHER NONINTEREST INCOME

				% Change vs.
($ In Millions)	Q4 2018	Q3 2018	Q4 2017	Q3 2018	Q4 2017
Other Noninterest Income
Foreign Exchange Trading Income	$78.1	$71.7	$62.8	9%	24%
Treasury Management Fees	11.8	12.5	13.6	(6)	(13)
Security Commissions and Trading Income	23.1	21.9	23.8	6	(3)
Other Operating Income	40.4	20.9	34.8	94	17
Investment Security Gains (Losses), net	(0.7)	(0.1)	(0.5)	N/M	69
Total Other Noninterest Income	$152.7	$126.9	$134.5	20%	14%
Q4 2018 vs. Q3 2018

▪	Foreign exchange trading income increased primarily due to higher currency volatility and client volumes, partially offset by decreased foreign exchange swap activity in Treasury.

▪	Securities commissions and trading income increased due to higher core brokerage revenue.

▪
Other operating income increased primarily due to the net gain on the sale of non-strategic leases in the current quarter, the impairment of a community development equity investment previously held at cost recorded in the prior quarter, and lower expenses related to existing swap agreements related to Visa Inc. Class B common shares.

Q4 2018 vs. Q4 2017

▪	Foreign exchange trading income increased primarily due to increased market volatility and higher foreign exchange swap activity in Treasury.

▪	Other operating income increased primarily due to the net gain on the sale of non-strategic leases in the current quarter.

FOURTH QUARTER 2018 RESULTS (continued)

NET INTEREST INCOME

				% Change vs.
($ In Millions)	Q4 2018	Q3 2018	Q4 2017	Q3 2018	Q4 2017
Net Interest Income
Interest Income (FTE*)	$661.5	$609.5	$504.1	9%	31%
Interest Expense	231.4	191.0	108.1	21	114
Net Interest Income (FTE*)	$430.1	$418.5	$396.0	3%	9%

Average Earning Assets	$112,178	$112,695	$113,308	—%	(1)%
Net Interest Margin (FTE*)	1.52%	1.47%	1.39%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q4 2018 vs. Q3 2018

▪	Net interest income on an FTE basis increased compared to the prior quarter, primarily resulting from a higher net interest margin, partially offset by a decrease in earning assets.

▪	The net interest margin on an FTE basis was up from the prior quarter, primarily due to higher short-term interest rates and a mix shift in earning assets.

▪
Average earning assets decreased compared to the prior quarter, primarily reflecting lower levels of short-term interest-bearing deposits with banks, partially offset by higher levels of securities. The decline in earning assets was primarily the result of lower levels of borrowed funds.

Q4 2018 vs. Q4 2017

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily resulting from a higher net interest margin, partially offset by a decrease in earning assets.

▪
The net interest margin on an FTE basis increased compared to the prior-year quarter, primarily due to higher short-term interest rates, partially offset by higher premium amortization and a balance sheet mix shift.

▪
Average earning assets decreased from the prior-year quarter, primarily reflecting lower levels of short-term interest-bearing deposits with banks and loans and leases, partially offset by higher levels of securities. The decline in earning assets was primarily the result of lower levels of client deposits, partially offset by higher levels of borrowed funds.

FOURTH QUARTER 2018 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	December 31, 2018	September 30, 2018	December 31, 2017	September 30, 2018	December 31, 2017
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$140.5	$149.2	$173.4	(6)%	(19)%
Provision for Credit Losses	(4.0)	(9.0)	(13.0)	(56)	(69)
Net Recoveries / (Charge-Offs)	1.7	0.3	(6.6)	N/M	N/M
Ending Allowance for Credit Losses	$138.2	$140.5	$153.8	(2)%	(10)%

Allowance assigned to:
Loans and Leases	$112.6	$119.6	$131.2	(6)%	(14)%
Undrawn Commitments and Standby Letters of Credit	25.6	20.9	22.6	22	13
Ending Allowance for Credit Losses	$138.2	$140.5	$153.8	(2)%	(10)%

Q4 2018

▪
The credit provision in the current quarter was primarily driven by reductions in outstanding loans in the commercial real estate and residential real estate portfolios and improved credit quality across all major portfolios, offset by increases in the commercial and institutional portfolio, the net effect of which resulted in a reduction in the inherent allowance. This was partially offset by increases in specific reserves related to outstanding loans and standby letters of credit in the residential real estate and commercial and institutional portfolios, respectively.

Q3 2018

▪
The credit provision in the prior quarter was primarily driven by reductions in outstanding loans and undrawn loan commitments attributable to the commercial and institutional and residential real estate portfolios as well as improved credit quality across all major portfolios.

Q4 2017

▪
The credit provision in the prior-year quarter was primarily driven by improved credit quality in the commercial real estate and residential real estate portfolios, partially offset by charge-offs in the prior-year quarter.

FOURTH QUARTER 2018 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q4 2018	Q3 2018	Q4 2017	Q3 2018	Q4 2017
Noninterest Expense
Compensation	$444.4	$436.1	$457.1	2%	(3)%
Employee Benefits	90.7	85.5	91.7	6	(1)
Outside Services	195.5	186.9	175.6	5	11
Equipment and Software	152.3	145.7	132.5	5	15
Occupancy	49.8	51.0	52.8	(2)	(6)
Other Operating Expense	89.2	97.1	92.2	(8)	(3)
Total Noninterest Expense	$1,021.9	$1,002.3	$1,001.9	2%	2%

End of Period Full-Time Equivalent Staff	18,800	18,600	18,100	1%	4%

Q4 2018 vs. Q3 2018

▪	Compensation expense increased compared to the prior quarter, primarily driven by higher incentive expense, severance-related charges, and salary expense.

▪	Employee benefits expense increased compared to the prior quarter, primarily reflecting higher medical costs.

▪
Outside services expense increased compared to the prior quarter, primarily reflecting higher legal expense, technical services costs, and consulting services, partially offset by lower subcustodian and third-party advisory fees.

▪	Equipment and software expense increased compared to the prior quarter, primarily reflecting higher software-related charges and amortization, partially offset by lower disposition charges.

▪
Other operating expense decreased compared to the prior quarter, primarily driven by a decrease in business promotion expense related to costs recorded in the prior quarter associated with the Northern Trust-sponsored golf tournament, decreased FDIC insurance premiums, and lower staff-related expense, partially offset by higher charges associated with account servicing activities and other miscellaneous expense categories.

Q4 2018 vs. Q4 2017

▪
Compensation expense decreased compared to the prior-year quarter, primarily reflecting lower severance charges in the current quarter and a one-time employee cash bonus recorded in the prior-year quarter, partially offset by higher salary expense and higher cash-based incentive accruals. The increase in salary expense was driven by base pay adjustments.

▪	Employee benefits expense decreased slightly compared to the prior-year quarter, primarily due lower medical costs, partially offset by higher retirement plan expenses.

▪
Expense for outside services increased compared to the prior-year quarter, primarily reflecting a change in presentation of third-party advisor costs resulting from the adoption of the new revenue recognition accounting standard and higher technical services costs, partially offset by lower consulting services. There is a corresponding increase to trust, investment and other servicing fees as a result of the adoption of the new revenue recognition accounting standard.

▪	Equipment and software expense increased compared to the prior-year quarter, primarily due to higher software-related charges and amortization.

FOURTH QUARTER 2018 RESULTS (continued)

▪	Occupancy expense decreased compared to the prior-year quarter, primarily reflecting non-recurring lease adjustments recorded in the prior-year quarter.

▪
Other operating expense decreased slightly compared to the prior-year quarter, primarily driven by lower staff-related expense, decreased FDIC insurance premiums, and lower other miscellaneous expense categories, partially offset by higher charges associated with account servicing activities.

FOURTH QUARTER 2018 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q4 2018	Q3 2018	Q4 2017	Q3 2018	Q4 2017
Net Income
Income before Income Taxes	$485.9	$481.0	$435.6	1%	12%
Provision for Income Taxes	76.0	106.5	79.0	(28)	(4)
Net Income	$409.9	$374.5	$356.6	9%	15%

Effective Tax Rate	15.7%	22.1%	18.2%
Q4 2018 vs. Q3 2018

▪
The decrease in the provision for income taxes was primarily attributable to adjustments recorded in the current quarter associated with the implementation of the Tax Cuts and Jobs Act (TCJA) enacted in the fourth quarter of 2017. These adjustments included a true-up to the Corporation’s 2017 income tax provision for “Federal Taxes on Mandatory Deemed Repatriation” with respect to the pre-2018 earnings of its non-US subsidiaries. In addition, during the current quarter the Internal Revenue Service (IRS) issued foreign tax credit guidance that favorably impacted the Corporation. Also contributing to the decrease in the provision for income taxes compared to the prior quarter was an adjustment to the tax benefit derived from vesting of restricted stock units.

▪
Decreases to the provision for income taxes as noted above were partially offset by increases primarily related to income tax benefits recorded in the prior quarter associated with the re-establishment of a deferred tax asset based on the issuance of guidance by the IRS related to the implementation of the TCJA.

Q4 2018 vs. Q4 2017

▪
The decrease in the provision for income taxes was primarily attributable to the reduction in the U.S. corporate income tax rate from 35% to 21% as a result of the TCJA enacted in the fourth quarter of 2017 as well as adjustments recorded in the current quarter associated with the implementation of the TCJA. These adjustments included a true-up to the Corporation’s 2017 income tax provision for “Federal Taxes on Mandatory Deemed Repatriation” with respect to the pre-2018 earnings of its non-US subsidiaries. In addition, during the current quarter the IRS issued foreign tax credit guidance that favorably impacted the Corporation.

▪
Decreases to the provision for income taxes as noted above were partially offset by the net income tax benefit recorded in the prior-year quarter as a result of the enactment of the TCJA in 2017, tax accounting changes in 2018 brought about by the TCJA including the tax accounting associated with non-U.S. branches and subsidiaries, and an increase in income before income taxes.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $10.3 billion, up $188.0 million, or 2% from the prior-year quarter’s average of $10.1 billion. The increase was primarily attributable to earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations. During the current quarter, the Corporation declared cash dividends totaling $5.9 million to preferred stockholders and cash dividends totaling $123.6 million to common stockholders. During the three and twelve months ended December 31, 2018, the Corporation repurchased 2,523,655 shares of common stock, including 41,553 shares withheld related to share-based compensation, at a total cost of $234.6 million ($92.97 average price per share) and 9,001,064 shares of common stock, including 481,334 shares withheld related to share-based compensation, at a total cost of $924.3 million ($102.69 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at December 31, 2018, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	December 31, 2018*		September 30, 2018		December 31, 2017
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.7%	12.9%	13.4%	12.9%	13.5%	12.6%
Tier 1	15.0%	14.1%	14.8%	14.2%	14.8%	13.8%
Total	16.9%	16.1%	16.7%	16.2%	16.7%	15.8%
Tier 1 Leverage	8.0%	8.0%	7.8%	7.8%	7.8%	7.8%
Supplementary Leverage	7.0%	N/A	6.9%	N/A	6.8%	N/A

	December 31, 2018*		September 30, 2018		December 31, 2017
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	14.1%	13.1%	14.1%	13.2%	13.7%	12.6%
Tier 1	14.1%	13.1%	14.1%	13.2%	13.7%	12.6%
Total	15.8%	14.8%	15.8%	14.9%	15.4%	14.3%
Tier 1 Leverage	7.3%	7.3%	7.2%	7.2%	7.0%	7.0%
Supplementary Leverage	6.4%	N/A	6.4%	N/A	6.1%	N/A

(*)	Capital ratios for the current quarter are considered preliminary until the Form 10-K is filed with the Securities and Exchange Commission.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$648.6	$12.9	$661.5	$599.2	$10.3	$609.5	$488.1	$16.0	$504.1
Interest Expense	231.4	—	231.4	191.0	—	191.0	108.1	—	108.1
Net Interest Income	$417.2	$12.9	$430.1	$408.2	$10.3	$418.5	$380.0	$16.0	$396.0
Net Interest Margin	1.48%		1.52%	1.44%		1.47%	1.33%		1.39%

Total Revenue	$1,503.8	$12.9	$1,516.7	$1,474.3	$10.3	$1,484.6	$1,424.5	$16.0	$1,440.5

	Full Year Ended
	December 31, 2018			December 31, 2017
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$2,321.4	$41.2	$2,362.6	$1,769.4	$45.8	$1,815.2
Interest Expense	698.7	—	698.7	340.2	—	340.2
Net Interest Income	$1,622.7	$41.2	$1,663.9	$1,429.2	$45.8	$1,475.0
Net Interest Margin	1.43%		1.46%	1.29%		1.33%

Total Revenue	$5,960.2	$41.2	$6,001.4	$5,375.3	$45.8	$5,421.1

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, industry trends, and expectations regarding the impact of recent accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast on January 23, 2019. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on January 23, 2019, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 20 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of December 31, 2018, Northern Trust had assets under custody/administration of US$10.1 trillion, and assets under management of US$1.1 trillion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/disclosures.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2018	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$933.9	$910.0	3%
Foreign Exchange Trading Income	78.1	62.8	24
Treasury Management Fees	11.8	13.6	(13)
Security Commissions and Trading Income	23.1	23.8	(3)
Other Operating Income	40.4	34.8	17
Investment Security Gains (Losses), net	(0.7)	(0.5)	69
Total Noninterest Income	1,086.6	1,044.5	4

Net Interest Income
Interest Income	648.6	488.1	33
Interest Expense	231.4	108.1	114
Net Interest Income	417.2	380.0	10

Total Revenue	1,503.8	1,424.5	6

Provision for Credit Losses	(4.0)	(13.0)	(69)

Noninterest Expense
Compensation	444.4	457.1	(3)
Employee Benefits	90.7	91.7	(1)
Outside Services	195.5	175.6	11
Equipment and Software	152.3	132.5	15
Occupancy	49.8	52.8	(6)
Other Operating Expense	89.2	92.2	(3)
Total Noninterest Expense	1,021.9	1,001.9	2

Income before Income Taxes	485.9	435.6	12
Provision for Income Taxes	76.0	79.0	(4)
NET INCOME	$409.9	$356.6	15%

Dividends on Preferred Stock	$5.9	$5.9	—%
Earnings Allocated to Participating Securities	5.8	5.5	6
Earnings Allocated to Common and Potential Common Shares	398.2	345.2	15

Per Common Share
Net Income
Basic	$1.81	$1.52	19%
Diluted	1.80	1.51	19

Average Common Equity	$9,416.8	$9,228.8	2%
Return on Average Common Equity	17.0%	15.1%
Return on Average Assets	1.34%	1.16%

Cash Dividends Declared per Common Share	$0.55	$0.42	31%

Average Common Shares Outstanding (000s)
Basic	220,328	226,791
Diluted	221,502	228,067
Common Shares Outstanding (EOP) (000s)	219,012	226,127

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH	THIRD
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2018	2018	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$933.9	$939.2	(1)%
Foreign Exchange Trading Income	78.1	71.7	9
Treasury Management Fees	11.8	12.5	(6)
Security Commissions and Trading Income	23.1	21.9	6
Other Operating Income	40.4	20.9	94
Investment Security Gains (Losses), net	(0.7)	(0.1)	N/M
Total Noninterest Income	1,086.6	1,066.1	2

Net Interest Income
Interest Income	648.6	599.2	8
Interest Expense	231.4	191.0	21
Net Interest Income	417.2	408.2	2

Total Revenue	1,503.8	1,474.3	2

Provision for Credit Losses	(4.0)	(9.0)	(56)

Noninterest Expense
Compensation	444.4	436.1	2
Employee Benefits	90.7	85.5	6
Outside Services	195.5	186.9	5
Equipment and Software	152.3	145.7	5
Occupancy	49.8	51.0	(2)
Other Operating Expense	89.2	97.1	(8)
Total Noninterest Expense	1,021.9	1,002.3	2

Income before Income Taxes	485.9	481.0	1
Provision for Income Taxes	76.0	106.5	(28)
NET INCOME	$409.9	$374.5	9%

Dividends on Preferred Stock	$5.9	$17.3	(66)%
Earnings Allocated to Participating Securities	5.8	4.1	42
Earnings Allocated to Common and Potential Common Shares	398.2	353.1	13

Per Common Share
Net Income
Basic	$1.81	$1.59	14%
Diluted	1.80	1.58	14

Average Common Equity	$9,416.8	$9,392.6	—%
Return on Average Common Equity	17.0%	15.1%
Return on Average Assets	1.34%	1.22%

Cash Dividends Declared per Common Share	$0.55	$0.55	—%

Average Common Shares Outstanding (000s)
Basic	220,328	222,443
Diluted	221,502	223,860
Common Shares Outstanding (EOP) (000s)	219,012	221,395

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2018	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$3,753.7	$3,434.3	9%
Foreign Exchange Trading Income	307.2	209.9	46
Treasury Management Fees	51.8	56.4	(8)
Security Commissions and Trading Income	98.3	89.6	10
Other Operating Income	127.5	157.5	(19)
Investment Security Gains (Losses), net	(1.0)	(1.6)	(33)
Total Noninterest Income	4,337.5	3,946.1	10

Net Interest Income
Interest Income	2,321.4	1,769.4	31
Interest Expense	698.7	340.2	105
Net Interest Income	1,622.7	1,429.2	14

Total Revenue	5,960.2	5,375.3	11

Provision for Credit Losses	(14.5)	(28.0)	(48)

Noninterest Expense
Compensation	1,806.9	1,733.7	4
Employee Benefits	356.7	319.9	12
Outside Services	739.4	668.4	11
Equipment and Software	582.2	524.0	11
Occupancy	201.1	191.8	5
Other Operating Expense	330.6	331.6	—
Total Noninterest Expense	4,016.9	3,769.4	7

Income before Income Taxes	1,957.8	1,633.9	20
Provision for Income Taxes	401.4	434.9	(8)
NET INCOME	$1,556.4	$1,199.0	30%

Dividends on Preferred Stock	$46.4	$49.8	(7)%
Earnings Allocated to Participating Securities	20.1	18.8	7
Earnings Allocated to Common and Potential Common Shares	1,489.9	1,130.4	32

Per Common Share
Net Income
Basic	$6.68	$4.95	35%
Diluted	6.64	4.92	35

Average Common Equity	$9,346.9	$9,098.6	3%
Return on Average Common Equity	16.2%	12.6%
Return on Average Assets	1.27%	1.00%

Cash Dividends Declared per Common Share	$1.94	$1.60	21%

Average Common Shares Outstanding (000s)
Basic	223,148	228,258
Diluted	224,488	229,654
Common Shares Outstanding (EOP) (000s)	219,012	226,127

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$30,036.3	$40,454.9	(26)%
Interest-Bearing Due from and Deposits with Banks (**)	6,903.9	7,855.2	(12)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,165.2	1,324.3	(12)
Securities
U.S. Government	5,287.0	5,735.3	(8)
Obligations of States and Political Subdivisions	674.8	781.0	(14)
Government Sponsored Agency	22,429.1	18,682.4	20
Other (***)	23,861.0	22,231.3	7
Total Securities	52,251.9	47,430.0	10
Loans and Leases	32,490.0	32,592.2	—
Total Earning Assets	122,847.3	129,656.6	(5)
Allowance for Credit Losses Assigned to Loans and Leases	(112.6)	(131.2)	(14)
Cash and Due from Banks and Other Central Bank Deposits (****)	1,985.8	2,299.0	(14)
Buildings and Equipment	428.2	464.6	(8)
Client Security Settlement Receivables	1,646.1	1,647.0	—
Goodwill	669.3	605.6	11
Other Assets	4,748.4	4,048.9	17
Total Assets	$132,212.5	$138,590.5	(5)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$14,612.0	$16,975.3	(14)%
Savings Certificates and Other Time	688.7	1,152.3	(40)
Non-U.S. Offices - Interest-Bearing	66,468.0	65,672.2	1
Total Interest-Bearing Deposits	81,768.7	83,799.8	(2)
Short-Term Borrowings	10,664.2	9,171.2	16
Senior Notes	2,011.3	1,497.3	34
Long-Term Debt	1,112.4	1,449.5	(23)
Floating Rate Capital Debt	277.6	277.5	—
Total Interest-Related Funds	95,834.2	96,195.3	—
Demand and Other Noninterest-Bearing Deposits	22,728.1	28,591.0	(21)
Other Liabilities	3,141.9	3,588.0	(12)
Total Liabilities	121,704.2	128,374.3	(5)
Common Equity	9,626.3	9,334.2	3
Preferred Equity	882.0	882.0	—
Total Equity	10,508.3	10,216.2	3
Total Liabilities and Stockholders’ Equity	$132,212.5	$138,590.5	(5)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31	SEPTEMBER 30
	2018	2018	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$30,036.3	$32,788.4	(8)%
Interest-Bearing Due from and Deposits with Banks (**)	6,903.9	5,022.0	37
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,165.2	1,501.5	(22)
Securities
U.S. Government	5,287.0	5,708.6	(7)
Obligations of States and Political Subdivisions	674.8	745.3	(9)
Government Sponsored Agency	22,429.1	21,588.7	4
Other (***)	23,861.0	23,640.4	1
Total Securities	52,251.9	51,683.0	1
Loans and Leases	32,490.0	31,354.0	4
Total Earning Assets	122,847.3	122,348.9	—
Allowance for Credit Losses Assigned to Loans and Leases	(112.6)	(119.6)	(6)
Cash and Due from Banks and Other Central Bank Deposits (****)	1,985.8	2,870.9	(31)
Buildings and Equipment	428.2	417.2	3
Client Security Settlement Receivables	1,646.1	1,541.4	7
Goodwill	669.3	672.7	—
Other Assets	4,748.4	4,647.0	2
Total Assets	$132,212.5	$132,378.5	—%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$14,612.0	$15,739.7	(7)%
Savings Certificates and Other Time	688.7	755.5	(9)
Non-U.S. Offices - Interest-Bearing	66,468.0	64,373.5	3
Total Interest-Bearing Deposits	81,768.7	80,868.7	1
Short-Term Borrowings	10,664.2	10,336.0	3
Senior Notes	2,011.3	1,996.2	1
Long-Term Debt	1,112.4	1,096.5	1
Floating Rate Capital Debt	277.6	277.6	—
Total Interest-Related Funds	95,834.2	94,575.0	1
Demand and Other Noninterest-Bearing Deposits	22,728.1	24,022.5	(5)
Other Liabilities	3,141.9	3,416.5	(8)
Total Liabilities	121,704.2	122,014.0	—
Common Equity	9,626.3	9,482.5	2
Preferred Equity	882.0	882.0	—
Total Equity	10,508.3	10,364.5	1
Total Liabilities and Stockholders’ Equity	$132,212.5	$132,378.5	—%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FOURTH QUARTER
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$21,762.6	$25,995.8	(16)%
Interest-Bearing Due from and Deposits with Banks (**)	5,228.9	7,084.7	(26)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,334.3	1,389.8	(4)
Securities
U.S. Government	5,767.8	5,749.9	—
Obligations of States and Political Subdivisions	706.3	788.1	(10)
Government Sponsored Agency	22,032.6	18,282.5	21
Other (***)	23,721.9	20,781.4	14
Total Securities	52,228.6	45,601.9	15
Loans and Leases	31,623.8	33,235.6	(5)
Total Earning Assets	112,178.2	113,307.8	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(120.3)	(149.1)	(19)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,400.9	2,838.8	(15)
Buildings and Equipment	430.7	465.7	(8)
Client Security Settlement Receivables	1,085.5	988.8	10
Goodwill	669.8	610.2	10
Other Assets	4,669.4	4,249.8	10
Total Assets	$121,314.2	$122,312.0	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$14,349.1	$15,996.1	(10)%
Savings Certificates and Other Time	721.1	1,189.2	(39)
Non-U.S. Offices - Interest-Bearing	58,873.9	58,632.0	—
Total Interest-Bearing Deposits	73,944.1	75,817.3	(2)
Short-Term Borrowings	10,987.9	8,411.9	31
Senior Notes	1,996.5	1,497.2	33
Long-Term Debt	1,099.6	1,540.1	(29)
Floating Rate Capital Debt	277.6	277.5	—
Total Interest-Related Funds	88,305.7	87,544.0	1
Demand and Other Noninterest-Bearing Deposits	19,211.3	21,385.5	(10)
Other Liabilities	3,498.4	3,271.7	7
Total Liabilities	111,015.4	112,201.2	(1)
Common Equity	9,416.8	9,228.8	2
Preferred Equity	882.0	882.0	—
Total Equity	10,298.8	10,110.8	2
Total Liabilities and Stockholders’ Equity	$121,314.2	$122,312.0	(1)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FOURTH	THIRD
($ In Millions)	QUARTER	QUARTER
	2018	2018	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$21,762.6	$22,889.6	(5)%
Interest-Bearing Due from and Deposits with Banks (**)	5,228.9	5,410.3	(3)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,334.3	1,775.2	(25)
Securities
U.S. Government	5,767.8	5,726.6	1
Obligations of States and Political Subdivisions	706.3	730.7	(3)
Government Sponsored Agency	22,032.6	21,589.9	2
Other (***)	23,721.9	22,773.6	4
Total Securities	52,228.6	50,820.8	3
Loans and Leases	31,623.8	31,798.9	(1)
Total Earning Assets	112,178.2	112,694.8	—
Allowance for Credit Losses Assigned to Loans and Leases	(120.3)	(127.6)	(6)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,400.9	2,702.9	(11)
Buildings and Equipment	430.7	426.8	1
Client Security Settlement Receivables	1,085.5	968.1	12
Goodwill	669.8	672.4	—
Other Assets	4,669.4	4,818.2	(3)
Total Assets	$121,314.2	$122,155.6	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$14,349.1	$14,787.6	(3)%
Savings Certificates and Other Time	721.1	810.5	(11)
Non-U.S. Offices - Interest-Bearing	58,873.9	58,473.2	1
Total Interest-Bearing Deposits	73,944.1	74,071.3	—
Short-Term Borrowings	10,987.9	11,380.7	(3)
Senior Notes	1,996.5	1,818.0	10
Long-Term Debt	1,099.6	1,254.4	(12)
Floating Rate Capital Debt	277.6	277.6	—
Total Interest-Related Funds	88,305.7	88,802.0	(1)
Demand and Other Noninterest-Bearing Deposits	19,211.3	19,430.5	(1)
Other Liabilities	3,498.4	3,648.5	(4)
Total Liabilities	111,015.4	111,881.0	(1)
Common Equity	9,416.8	9,392.6	—
Preferred Equity	882.0	882.0	—
Total Equity	10,298.8	10,274.6	—
Total Liabilities and Stockholders’ Equity	$121,314.2	$122,155.6	(1)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2018	2017
($ In Millions Except Per Share Data)	QUARTERS	QUARTER
FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$933.9	$939.2	$942.9	$937.7	$910.0
Other Noninterest Income	152.7	126.9	149.9	154.3	134.5
Net Interest Income	417.2	408.2	413.3	384.0	380.0
Total Revenue	1,503.8	1,474.3	1,506.1	1,476.0	1,424.5
Provision for Credit Losses	(4.0)	(9.0)	1.5	(3.0)	(13.0)
Noninterest Expense	1,021.9	1,002.3	997.4	995.3	1,001.9
Income before Income Taxes	485.9	481.0	507.2	483.7	435.6
Provision for Income Taxes	76.0	106.5	116.8	102.1	79.0
Net Income	$409.9	$374.5	$390.4	$381.6	$356.6

Per Common Share
Net Income - Basic	$1.81	$1.59	$1.69	$1.59	$1.52
- Diluted	1.80	1.58	1.68	1.58	1.51
Cash Dividends Declared per Common Share	0.55	0.55	0.42	0.42	0.42
Book Value (EOP)	43.95	42.83	42.44	41.66	41.28
Market Value (EOP)	83.59	102.13	102.89	103.13	99.89

Financial Ratios
Return on Average Common Equity	17.0%	15.1%	16.5%	16.0%	15.1%
Return on Average Assets	1.34	1.22	1.26	1.24	1.16
Net Interest Margin (GAAP)	1.48	1.44	1.45	1.35	1.33
Net Interest Margin (FTE*)	1.52	1.47	1.48	1.38	1.39

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$9,490.5	$10,153.9	$10,051.9	$10,131.7	$10,066.8
Wealth Management	634.8	675.9	660.6	654.0	655.8
Total Assets Under Custody / Administration	$10,125.3	$10,829.8	$10,712.5	$10,785.7	$10,722.6

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$6,971.0	$7,523.1	$7,451.1	$7,466.5	$7,439.1
Wealth Management	622.9	665.8	650.8	645.2	645.5
Total Assets Under Custody	$7,593.9	$8,188.9	$8,101.9	$8,111.7	$8,084.6

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$790.8	$876.0	$862.1	$878.3	$871.2
Wealth Management	278.6	295.5	286.8	287.4	289.8
Total Assets Under Management	$1,069.4	$1,171.5	$1,148.9	$1,165.7	$1,161.0

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$109.3	$113.6	$128.4	$124.7	$150.7
Other Real Estate Owned (OREO)	8.4	11.3	3.8	4.2	4.6
Total Nonperforming Assets	$117.7	$124.9	$132.2	$128.9	$155.3
Nonperforming Assets / Loans and Leases and OREO	0.36%	0.40%	0.41%	0.40%	0.48%
Gross Charge-offs	$0.8	$2.8	$2.2	$4.3	$8.3
Less: Gross Recoveries	2.5	3.1	2.1	1.3	1.7
Net Charge-offs / (Recoveries)	$(1.7)	$(0.3)	$0.1	$3.0	$6.6
Net Charge-offs / (Recoveries) (Annualized) to Avg Loans and Leases	(0.02)%	—%	—%	0.04%	0.08%
Allowance for Credit Losses Assigned to Loans and Leases	$112.6	$119.6	$127.2	$125.4	$131.2
Allowance to Nonperforming Loans and Leases	1.0	x	1.1	x	1.0	x	1.0	x	0.9	x
Allowance for Other Credit-Related Exposures	$25.6	$20.9	$22.0	$22.4	$22.6

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.